UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2004

CONSPIRACY ENTERTAINMENT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Utah	0-32427	87-0386790
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

612 Santa Monica Boulevard, Santa Monica, CA	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 260-6150

Item 1. Change of Control of Registrant. None.

Item 2. Acquisition or Disposition of Assets. None

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrants Certifying Accountant. None.

Item 5. Other Events. None.

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Item 6. Changes of Registrant's Directors. None

Item 7. Exhibits. None

Item 8. Change in Fiscal Year.

The company has decided to change its fiscal year end from June 30. The new reporting year end for the company will be December 31. The next year end report of 10-KSB will be filed in March 2004 as regulated by the Securities and Exchange Commission rules and regulations.

Item 9. Regulation FD Disclosure. None.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics. None

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans. None

Item 12. Results of Operations and Financial Condition. None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSPIRACY ENTERTAINMENT HOLDINGS, INC.

Dated: February 24, 2004	By:	/s/ KEITH TANAKA
Keith Tanaka
Chief Financial Officer

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